Immediate Release

                                        Contact
                                        Mary Brevard
                                        Director, Investor
                                        Relations
                                        & Communications
                                        Phone: 312/322-8683
                                        Fax: 312/461-0507


                     BORG-WARNER AUTOMOTIVE RECEIVES CLEARANCE
                          FROM GERMAN ANTITRUST REGULATORS
                        TO PROCEED WITH KUHLMAN ACQUISITION


Chicago, Illinois, February 16, 1999 -- Borg-Warner Automotive, Inc. (NYSE:BWA) announced it has received approval from the German merger control authority, the Bundeskartellamt, to proceed with the company's acquisition of Kuhlman Corporation. With the German clearance, the company has now received all required antitrust approvals for the acquisition of Kuhlman.

     Kuhlman stockholders of record on January 19 will be entitled to vote on the merger at a special meeting of Kuhlman stockholders to be held on March 1.

     Chicago-based Borg-Warner Automotive, Inc. is a product leader in highly engineered components and systems primarily for automotive drivetrain applications. The company operates manufacturing facilities in 12 countries serving automakers in North America, Europe and Asia.

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